Exhibit 99.1

FOR IMMEDIATE RELEASE

Q2 Holdings, Inc. Announces Fourth Quarter and Full-Year 2024 Financial Results

AUSTIN, Texas (February 12, 2025)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for financial services, today announced results for its fourth quarter and full year ending December 31, 2024.

GAAP Results for the Fourth Quarter and Full-Year 2024

•Revenue for the fourth quarter of $183.0 million, up 13 percent year-over-year and up 5 percent from the third quarter of 2024. Full-year 2024 revenue of $696.5 million, up 12 percent year-over-year.

•GAAP gross margin for the fourth quarter of 52.6 percent, up from 50.2 percent for the prior-year quarter and up from 50.9 percent for the third quarter of 2024. GAAP gross margin for full-year 2024 of 50.9 percent, up from 48.5 percent for the full-year 2023.

•GAAP net income for the fourth quarter of $0.2 million, compared to GAAP net losses of $18.1 million for the prior-year quarter and $11.8 million for the third quarter of 2024. GAAP net loss for full-year 2024 of $38.5 million, compared to $65.4 million for full-year 2023.

Non-GAAP Results for the Fourth Quarter and Full-Year 2024

•Non-GAAP revenue for the fourth quarter of $183.0 million, up 13 percent year-over-year and up 5 percent from the third quarter of 2024. Full-year 2024 non-GAAP revenue of $696.5 million, up 11 percent year-over-year.

•Non-GAAP gross margin for the fourth quarter of 57.4 percent, up from the prior-year quarter of 56.0 percent and up from 56.0 percent for the third quarter of 2024. Non-GAAP gross margin for full-year 2024 of 56.0 percent, up from 54.5 percent for full-year 2023.

•Adjusted EBITDA for the fourth quarter of $37.6 million, up from $23.2 million for the prior-year quarter and $32.6 million for the third quarter of 2024. Full-year 2024 adjusted EBITDA of $125.3 million, up from $76.9 million for the full-year 2023.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

“We delivered strong fourth-quarter results to cap off a great year,” said Matt Flake, chairman and CEO, Q2. “We continued our outstanding sales execution, posting our best bookings quarter of the year and second best in company history. Throughout 2024, we built on the themes and momentum from the prior year as we saw continued success in net new digital banking wins across institutions of all sizes, solid sales activity in relationship pricing, and a record year of renewal activity in which bookings from renewals were up 80 percent year-over-year. Given this success and our strong financial results, we believe we’re in a great position to deliver value to shareholders, customers, and employees in 2025 and beyond.”

Fourth Quarter and Full-Year Highlights

Seven Tier 1 and Enterprise Contracts Demonstrate Continued Broad-Based Sales Success

•Signed five Tier 1 digital banking contracts, including:
◦Four new customers and an expansion within an existing customer
◦A mix of customers selecting our platform for retail, commercial, or both solutions.

•Signed a relationship pricing contract with a new Tier 1 customer.

•Expanded a relationship pricing contract with an enterprise bank.

•Partnered with Wells Fargo to transform and enhance commercial client experience through actionable insights and coaching.

•Best bookings quarter of the year, and our largest ever bookings quarter for cross-sales and renewals during the fourth quarter.

•Subscription Annualized Recurring Revenue increased to $682 million, up 15 percent year-over-year from $594 million at the end of 2023.

•Remaining Performance Obligation total, or Backlog, increased by $189 million sequentially, resulting in total committed Backlog of approximately $2.2 billion at quarter-end, representing 9 percent sequential growth and 21 percent year-over-year growth.

Q2 Caps Off Record Year with Strong Q4 Performance and Raised Long-Term Targets

Q2 delivered its strongest bookings quarter of the year in 4Q, with a balanced mix of net new and expansion wins. The quarter saw seven total Tier 1 and Enterprise deals and was the best cross-sale and renewal quarter in company history.

The versatility of Q2's digital banking platform continued to be a differentiator, with five Tier 1 wins across retail and commercial solutions. Relationship pricing solutions also saw significant traction, highlighted by the successful launch with Wells Fargo.

For the full year 2024, Q2 delivered broad-based bookings activity across all lines of business, highlighted by a record 25 Enterprise and Tier 1 wins within digital banking and relationship pricing across both new and existing customers. Additionally, Q2 signed nearly twice the number of Tier 2 and Tier 3 digital banking customers versus the prior year, demonstrating the strength of the platform.

Q2's commercial segment success continued to grow in 2024, with over 60 Tier 1 financial institutions now utilizing Q2's commercial solutions on their digital banking platform - the result of decades of innovation and delivering for customers. With 50 of Q2's Tier 1 digital banking platform customers yet to adopt these solutions, the company believes it has a substantial expansion opportunity - just one example of Q2's growth prospects across its product portfolio.

Building on Q2's performance in 2024, the company has also updated its three-year financial framework, increasing its average annual subscription revenue growth target from 14% to 15%, updating its target for average annual adjusted EBITDA margin expansion to 360 basis points and raising its full-year 2026 free cash flow conversion target from 70% to 85%.

“We’re very pleased with our financial performance to end the year, surpassing the high end of our guidance for both revenue and adjusted EBITDA ,” said Jonathan Price, CFO, Q2. “Our strong performance across key metrics demonstrates successful execution of our profitable growth strategy, and given these results, we've updated our three-year financial framework to reflect more ambitious targets. With our robust pipeline and increased visibility into future revenue streams, we believe we're well-positioned to capitalize on market opportunities and drive continued success in the coming years.”

Financial Outlook

As of February 12, 2025, Q2 Holdings is providing guidance for its first quarter of 2025 and full-year 2025, which represents Q2 Holdings’ current estimates on Q2 Holdings’ operations and financial results. The financial information below represents forward-looking, non-GAAP financial information, including estimates of non-GAAP revenue and adjusted EBITDA. GAAP net income (loss) is the most comparable GAAP measure to adjusted EBITDA. Adjusted EBITDA differs from GAAP net income (loss) in that it excludes items such as depreciation and amortization, stock-based compensation, transaction-related costs, interest and other (income) expense, income taxes, and lease and other restructuring charges, (gain) loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. Q2 Holdings is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Q2 Holdings has not provided guidance for GAAP net income (loss) or a reconciliation of the forward-looking adjusted EBITDA guidance to GAAP net income (loss). However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Q2 Holdings is providing guidance for its first quarter of 2025 as follows:

•Total revenue of $184.0 million to $188.0 million, which would represent year-over-year growth of 11 to 14 percent.

•Adjusted EBITDA of $36.0 million to $39.0 million, representing 20 to 21 percent of GAAP revenue for the quarter.

Q2 Holdings is providing guidance for the full-year 2025 as follows:

•Total revenue of $772.0 million to $779.0 million, which would represent year-over-year growth of 11 to 12 percent.

•Adjusted EBITDA of $165.0 million to $170.0 million, representing 21 to 22 percent of GAAP revenue for the year.

Updated Three-Year Financial Framework

Q2 Holdings is providing an updated financial framework for the years 2024 through 2026 as follows:

•Average annual subscription revenue growth of approximately 15 percent.

•Average annual adjusted EBITDA margin expansion of 360 basis points.

•Full-year 2026 Free Cash Flow conversion of greater than 85 percent of total Adjusted EBITDA.

Conference Call Details

Date:	Wednesday, February 12, 2025
Time:	5:00 p.m. EST
Hosts:	Matt Flake, Chairman & CEO / Jonathan Price, CFO / Kirk Coleman, President
Conference Call Registration:	https://registrations.events/direct/Q4I6081054173
Webcast Registration:	https://events.q4inc.com/attendee/403250364

All participants must register using the above links (either the webcast or conference call). A webcast of the conference call and financial results will be accessible from the investor relations section of the Q2 website at http://investors.Q2.com/. In addition, a live conference call dial-in will be available upon registration. Participants should dial in at least 10 minutes before the start of the conference call. An archived replay of the webcast will be available on this website for a limited time after the call. Q2 has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Q2 Holdings, Inc.

Q2 is a leading provider of digital transformation solutions for financial services, serving banks, credit unions, alternative finance companies, and fintechs in the U.S. and internationally. Q2 enables its financial institutions and fintech companies to provide comprehensive, data-driven digital engagement solutions for consumers, small businesses and corporate clients. Headquartered in Austin, Texas, Q2 has offices worldwide and is publicly traded on the NYSE under the stock symbol QTWO. To learn more, please visit Q2.com. Follow us on LinkedIn and X to stay up to date.

Use of Non-GAAP Measures

Q2 uses the following non-GAAP financial measures: non-GAAP revenue; adjusted EBITDA; adjusted EBITDA margin; non-GAAP gross margin; non-GAAP gross profit; non-GAAP sales and marketing expense; non-GAAP research and development expense; non-GAAP general and administrative expense; non-GAAP operating expense; non-GAAP operating income (loss); and free cash flow. Management believes that these non-GAAP financial measures are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance.

In the case of non-GAAP revenue, Q2 adjusts revenue to exclude the impact to deferred revenue from purchase accounting adjustments. In the case of adjusted EBITDA, Q2 adjusts net income (loss) for such items as interest and other (income) expense, taxes, depreciation and amortization, stock-based compensation, transaction-related costs, lease and other restructuring charges, (gain) loss on extinguishment of debt and the impact to deferred revenue from purchase accounting. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by non-GAAP revenue. In the case of non-GAAP gross margin and non-GAAP gross profit, Q2 adjusts gross profit and gross margin for stock-based compensation, amortization of acquired technology, transaction-related costs, lease and other restructuring charges and the impact to deferred revenue from purchase accounting. In the case of non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, Q2 adjusts the corresponding GAAP expense to exclude stock-based compensation. Non-GAAP operating expense is calculated by taking the sum of non-GAAP sales and marketing expenses, non-GAAP research and development expense, and non-GAAP general and administrative expense. In the case of non-GAAP operating income (loss), Q2 adjusts operating income (loss), for stock-based compensation, transaction-related costs, amortization of acquired technology, amortization of acquired intangibles, lease and other restructuring charges, and the impact to deferred revenue from purchase accounting. In the case of free cash flow, Q2 adjusts net cash provided by (used in) operating activities for purchases of property and equipment and capitalized software development costs.

There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss). As a result, these non-GAAP financial measures have limitations and should be considered in addition to, not as a substitute for or superior to, the closest GAAP measures, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses these non-GAAP measures as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements

This press release contains forward-looking statements, including statements about: our ability to deliver value to shareholders, customers, and employees in 2025 and beyond; our continued broad-based sales success; our revised long range operating targets and three-year financial framework; the benefits of our platform; our expansion opportunity; our growth prospects across our product portfolio; our confidence in our business model; our strong performance across key metrics; our successful execution of our profitable growth strategy; our robust pipeline and increased visibility into future revenue streams; our ability to capitalize on market opportunities and drive continued success in the coming years.

The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risks associated with cyberattacks, financial transaction fraud, data and privacy breaches and breaches of security measures within our products, systems and infrastructure or the products, systems and infrastructure of third parties upon which we rely and the resultant costs and liabilities and harm to our business and reputation and our ability to sell our solutions; (b) the impact of and our ability to respond to global economic uncertainties and challenges or changes in the financial services industry and credit markets, including as a result of mergers and acquisitions within the banking sector, inflationary pressures, elevated and fluctuating interest rates, instability in the financial services industry and any changes to or new financial regulations and their potential impacts on our prospects' and customers' operations, the timing of prospect and customer implementations and purchasing decisions, our business sales cycles and on account holder or end user, or End User, usage of our solutions; (c) the risk of increased or new competition in our existing markets and as we enter new markets or new segments of existing markets, or as we offer new solutions;

(d) the risks associated with the development of our solutions, including artificial intelligence, or AI, based solutions, and changes to the market for our solutions compared to our expectations; (e) quarterly fluctuations in our operating results relative to our expectations and guidance and the accuracy of our forecasts; (f) the risks and increased costs associated with managing growth and global operations, including hiring, training, retaining and motivating employees to support such growth; (g) the risks associated with our transactional business which are typically driven by End-User behavior and can be influenced by external drivers outside of our control; (h) the risks associated with effectively managing our business and cost structure in an uncertain economic environment, including as a result of challenges in the financial services industry and the effects of seasonality and unexpected trends; (i) the risks associated with geopolitical uncertainties or discord, including the heightened risk of state-sponsored cyberattacks or cyber fraud on financial services and other critical infrastructure; (j) the risks associated with accurately forecasting and managing the impacts of any economic downturn or challenges in the financial services industry on our customers and their End Users, including in particular the impacts of any downturn on financial technology companies, or FinTechs, or alternative finance companies, or Alt-FIs, and our arrangements with them, which may provide more complex revenue arrangements for us and which may be more vulnerable to an economic downturn than our financial institution customers; (k) the challenges and costs associated with selling, implementing and supporting our solutions, particularly for larger customers with more complex requirements and longer implementation processes, including risks related to the timing and predictability of sales of our solutions and the impact that the timing of bookings may have on our revenue and financial performance in a period; (l) the risk that errors, interruptions or delays in our solutions or Web hosting negatively impacts our business and sales; (m) the risks associated with the migration of a significant portion of the computing, storage and processing of our digital banking platform solutions from our third-party data centers to third-party public cloud service providers; (n) the difficulties and risks associated with developing and selling complex new solutions and enhancements, including those using AI with the technical and regulatory specifications and functionality required by our customers and relevant governmental authorities; (o) the risks associated with operating within and selling into a regulated industry, including risks related to evolving regulation of AI and machine learning, the receipt, collection, storage, processing and transfer of data and increased regulatory scrutiny on financial technology and related services, including specifically on banking-as-a-service, or BaaS, services; (p) the risks associated with our sales and marketing capabilities, including partner relationships and the length, cost and unpredictability of our sales cycle; (q) the risks inherent in third-party technology and implementation partnerships, including defects, failures or interruptions in third-party services or solutions, that could cause harm to our business; (r) the risk that we will not be able to maintain historical contract terms such as pricing and duration; (s) the general risks associated with the complexity of our customer arrangements and our solutions; (t) the risks associated with integrating acquired companies and successfully selling and maintaining their solutions; (u) litigation related to intellectual property and other matters and any related claims, negotiations and settlements; (v) the risks associated with further consolidation in the financial services industry; (w) the risks associated with selling our solutions internationally and with the continued expansion of our international operations; and (x) the risk that our debt repayment obligations may adversely affect our financial condition and that we may not be able to obtain capital when desired or needed on favorable terms;

Additional information relating to the uncertainty affecting the Q2 business is contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.Q2.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$358,560	$229,655
Restricted cash	2,233	3,977
Investments	88,066	94,353
Accounts receivable, net	42,084	42,899
Contract assets, current portion, net	7,888	9,193
Prepaid expenses and other current assets	23,512	11,625
Deferred solution and other costs, current portion	26,611	27,521
Deferred implementation costs, current portion	9,706	8,741
Total current assets	558,660	427,964
Property and equipment, net	31,528	41,178
Right of use assets	30,402	35,453
Deferred solution and other costs, net of current portion	28,116	26,090
Deferred implementation costs, net of current portion	26,408	21,480
Intangible assets, net	94,633	121,572
Goodwill	512,869	512,869
Contract assets, net of current portion and allowance	9,483	12,210
Other long-term assets	2,696	2,609
Total assets	$1,294,795	$1,201,425

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$60,542	$62,404
Convertible notes, current portion	190,331	—
Deferred revenues, current portion	137,700	118,723
Lease liabilities, current portion	10,327	10,436
Total current liabilities	398,900	191,563
Convertible notes, net of current portion	302,115	490,464
Deferred revenues, net of current portion	27,281	17,350
Lease liabilities, net of current portion	38,346	45,588
Other long-term liabilities	10,357	7,981
Total liabilities	776,999	752,946

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	1,183,893	1,075,278
Accumulated other comprehensive loss	(1,873)	(1,111)
Accumulated deficit	(664,230)	(625,694)
Total stockholders' equity	517,796	448,479
Total liabilities and stockholders' equity	$1,294,795	$1,201,425

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Revenues (1)	$183,045	$162,118	$696,464	$624,624
Cost of revenues (2)	86,702	80,725	341,983	321,973
Gross profit	96,343	81,393	354,481	302,651

Operating expenses:
Sales and marketing	27,215	26,554	105,951	109,522
Research and development	35,722	34,271	143,244	137,334
General and administrative	29,988	30,283	122,942	110,186
Transaction-related costs	—	—	—	24
Amortization of acquired intangibles	2,587	4,903	16,979	20,667
Lease and other restructuring charges	2,406	3,399	7,628	10,975
Total operating expenses	97,918	99,410	396,744	388,708
Loss from operations	(1,575)	(18,017)	(42,263)	(86,057)
Total other income (expense), net (3)	3,511	1,997	11,403	24,235
Income (loss) before income taxes	1,936	(16,020)	(30,860)	(61,822)
Provision for income taxes	(1,772)	(2,059)	(7,676)	(3,562)
Net income (loss)	$164	$(18,079)	$(38,536)	$(65,384)
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	(168)	515	392	1,800
Foreign currency translation adjustment	(1,112)	368	(1,154)	61
Comprehensive loss	$(1,116)	$(17,196)	$(39,298)	$(63,523)

Net income (loss) per common share:
Net income (loss) per common share, basic	$0.00	$(0.31)	$(0.64)	$(1.12)
Net income (loss) per common share, diluted	$0.00	$(0.31)	$(0.64)	$(1.12)
Weighted average common shares outstanding, basic	60,497	58,742	60,105	58,354
Weighted average common shares outstanding, diluted	64,654	58,742	60,105	58,354

(1)    Includes deferred revenue reduction from purchase accounting of zero and $0.1 million for the three months ended December 31, 2024 and 2023, respectively, and zero and $0.3 million for the twelve months ended December 31, 2024 and 2023, respectively.

(2)    Includes amortization of acquired technology of $5.5 million and $5.8 million for the three months ended December 31, 2024 and 2023, respectively, and $22.0 million and $23.4 million for the twelve months ended December 31, 2024 and 2023, respectively.

(3) Includes a gain of $19.9 million related to the early extinguishment of a portion of our convertible notes for the year ended December 31, 2023.

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(38,536)	$(65,384)
Adjustments to reconcile net loss to net cash from operating activities:
Amortization of deferred implementation, solution and other costs	27,038	25,848
Depreciation and amortization	68,809	71,707
Amortization of debt issuance costs	2,059	2,104
Amortization of premiums and discounts on investments	(1,273)	(3,192)
Stock-based compensation expense	89,215	79,188
Deferred income taxes	2,106	636
Gain on extinguishment of debt	—	(19,312)
Other non-cash charges	1,179	4,386
Changes in operating assets and liabilities	(14,846)	(25,689)
Net cash provided by operating activities	135,751	70,292
Cash flows from investing activities:
Net maturities (purchases) of investments	7,951	143,911
Purchases of property and equipment	(6,692)	(5,673)
Capitalized software development costs	(22,339)	(24,970)
Net cash provided by (used in) investing activities	(21,080)	113,268
Cash flows from financing activities:
Payment for maturity of 2023 convertible notes	—	(10,908)
Payments for repurchases of convertible notes	—	(149,640)
Proceeds from capped calls related to convertible notes	—	139
Debt issuance costs related to Revolving Credit Agreement	(942)	—
Proceeds from exercise of stock options and ESPP	14,259	8,397
Net cash provided by (used in) financing activities	13,317	(152,012)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(827)	182
Net increase in cash, cash equivalents, and restricted cash	127,161	31,730
Cash, cash equivalents, and restricted cash, beginning of period	233,632	201,902
Cash, cash equivalents, and restricted cash, end of period	$360,793	$233,632

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
GAAP revenue	$183,045	$162,118	$696,464	$624,624
Deferred revenue reduction from purchase accounting	—	69	—	344
Non-GAAP revenue	$183,045	$162,187	$696,464	$624,968

GAAP gross profit	$96,343	$81,393	$354,481	$302,651
Stock-based compensation	2,246	3,023	11,821	13,346
Amortization of acquired technology	5,504	5,754	22,016	23,402
Lease and other restructuring charges	903	556	1,889	1,117
Deferred revenue reduction from purchase accounting	—	69	—	344
Non-GAAP gross profit	$104,996	$90,795	$390,207	$340,860

Non-GAAP gross margin:
Non-GAAP gross profit	$104,996	$90,795	$390,207	$340,860
Non-GAAP revenue	183,045	162,187	696,464	624,968
Non-GAAP gross margin	57.4%	56.0%	56.0%	54.5%

GAAP sales and marketing expense	$27,215	$26,554	$105,951	$109,522
Stock-based compensation	(3,996)	(3,638)	(16,779)	(16,771)
Non-GAAP sales and marketing expense	$23,219	$22,916	$89,172	$92,751

GAAP research and development expense	$35,722	$34,271	$143,244	$137,334
Stock-based compensation	(3,253)	(3,466)	(16,456)	(15,157)
Non-GAAP research and development expense	$32,469	$30,805	$126,788	$122,177

GAAP general and administrative expense	$29,988	$30,283	$122,942	$110,186
Stock-based compensation	(10,264)	(9,242)	(44,159)	(33,914)
Non-GAAP general and administrative expense	$19,724	$21,041	$78,783	$76,272

GAAP operating loss	$(1,575)	$(18,017)	$(42,263)	$(86,057)
Deferred revenue reduction from purchase accounting	—	69	—	344
Stock-based compensation	19,759	19,369	89,215	79,188
Transaction-related costs	—	—	—	24
Amortization of acquired technology	5,504	5,754	22,016	23,402
Amortization of acquired intangibles	2,587	4,903	16,979	20,667
Lease and other restructuring charges	3,309	3,955	9,517	12,092
Non-GAAP operating income	$29,584	$16,033	$95,464	$49,660

Reconciliation of GAAP net income (loss) to adjusted EBITDA:
GAAP net income (loss)	$164	$(18,079)	$(38,536)	$(65,384)
Deferred revenue reduction from purchase accounting	—	69	—	344
Stock-based compensation	19,759	19,369	89,215	79,188
Transaction-related costs	—	—	—	24
Depreciation and amortization	15,990	17,943	68,809	71,707
Lease and other restructuring charges	3,309	3,955	9,517	12,092
Provision for income taxes	1,772	2,059	7,676	3,562
Gain (loss) on extinguishment of debt	—	—	—	(19,869)
Interest and other (income) expense, net	(3,370)	(2,131)	(11,343)	(4,724)
Adjusted EBITDA	$37,624	$23,185	$125,338	$76,940

Adjusted EBITDA margin	20.6%	14.3%	18.0%	12.3%

Q2 Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2024	2023
Net cash provided by operating activities	$135,751	$70,292
Purchases of property and equipment	(6,692)	(5,673)
Capitalized software development costs	(22,339)	(24,970)
Free cash flow	$106,720	$39,649

MEDIA CONTACT:	INVESTOR CONTACT:
Jean Kondo	Josh Yankovich
Q2 Holdings, Inc.	Q2 Holdings, Inc.
M: +1-510-823-4728	O: +1-512-682-4463
jean.kondo@Q2.com	josh.yankovich@Q2.com